Exhibit 10.29

SERVICING AGREEMENT

THIS AGREEMENT is made as of the 21st_day of August 2001, by and between GMAC MORTGAGE CORPORATION, a Pennsylvania corporation with offices at 100 Witmer Road, Horsham, Pennsylvania 19044 (hereinafter referred to as “GMACM”) and GMAC BANK, a federal savings bank with its principal office at 3710 Kennett Pike, Greenville, Delaware 19807 (“the Bank”).

Explanatory Statement

A.	GMACM is in the business of servicing residential mortgages including home equity loans and lines of credit, and providing other related services.

B.	The Bank is an affiliate of GMACM and a federal savings bank.

C.	The Bank and GMACM desire to enter into a formal arrangement for the servicing by GMACM of certain residential mortgages, home equity loans and lines of credit (the “Loans”) held by the Bank, as may be designated from time to time, upon the terms and conditions set forth below.

D.	It is the intent of the Bank and GMACM that this Agreement comply with requirements of Sections 23A and 23B of the Federal Reserve Act and with the applicable provisions of the Home Owners Loan Act (Section 11) and the implementing OTS regulations.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agree as follows:

ARTICLE 1

DEFINITIONS

Whenever used in this Agreement, the following capitalized terms, whether in the singular or plural, shall have the following meanings:

Affiliate: With respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or under common control with, such Person. “Control” means the power to direct the management and policies of a Person or entity, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and “controlling” and “controlled” shall have meanings correlative to the foregoing.

Agreement: This Servicing Agreement, as the same may be amended, modified or supplemented from time to time pursuant to the applicable provisions hereof.

Annual Fee: The annual fee, if any, to be charged to a Borrower for a Loan as required by the Bank.

Bank Funding Report: This term shall have the meaning assigned to it in Section 4.2.

Bank Servicing Guide(s): The GMAC Bank Servicing Guide(s) attached hereto as EXHIBIT D, as may be amended, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement.

Banking Day: Any day other than a Saturday or Sunday or any other day on which the Bank if officially closed or which national banks in Delaware or Pennsylvania are authorized or obligated to remain closed.

Base Fee: The applicable amount designated on EXHIBIT A as the Base Fee.

Borrower: An individual or entity having an outstanding Loan.

Borrower Agreement: With respect to each Loan, the agreement between the Borrower and the originator of the Loan setting forth the terms of that Loan.

Borrower Check: A draft drawn on the clearing account maintained at the Clearing Bank and used by a Borrower as a means for drawing down funds on a Loan.

Borrower Statement: A periodic account statement to be provided to a Borrower in accordance with the Borrower Agreement containing such information concerning the Loan as is provided to a Borrower pursuant to the Bank Servicing Guide.

Borrowing Limit: The maximum amount that may be drawn down under a Loan.

Bulk Purchase: A group of 200 or more Loans purchased by Bank from a single Vendor and submitted for servicing to GMACM on a single day.

Clearing Bank: This term shall have the meaning assigned to it in Section 2.4.

Closed Loan Data File: With respect to each Loan, an electronic data file produced by Bank pursuant to Section 6.2 which is used to enable GMACM to set up each Loan on the Computer System.

Commencement Date: The date first set forth above as being the date of this Agreement.

Computer System: The computer system, comprising both computer hardware and software, utilized by GMACM in connection with the services performed by GMACM.

Credit Card: Any card, plate or other credit device that may be used form time to time by a Borrower as a means of drawing down funds on a revolving line of credit Loan.

Credit Card Addendum: This term shall have the meaning assigned to it in Section 2.4.

Credit Line Decrease: A decrease in the Borrowing Limit with respect to a revolving line of credit Loan.

Credit Line Increase: An increase in the Borrowing Limit with respect to a revolving line of credit Loan.

Credit Line Increase Fee: This term shall have the meaning assigned to it in Section 2.16.

Credit Line Increase Request: A written request received from a Borrower for Credit Line Increase.

Default: A circumstance described in Article 8.

Early Termination: This term shall have the meaning assigned to it in Section 9.2

Expense Statement: This term shall have the meaning assigned to it in Section 3.4 and 3.6.

Expenses: This term shall have the meaning assigned to it in Section 3.5.

Financial Review: This term shall have the meaning assigned to it in Section 2.4.

Foreclosure Fees: With respect to each Loan to which GMACM initiates a foreclosure proceeding hereunder (which shall not include merely sending a notice of intent to foreclose without actually initiating a foreclosure proceeding), the fee GMACM shall be entitled to receive pursuant to Section 3.5.

Hazard Insurance Policy: A casualty insurance policy insuring a Mortgaged Property.

Implementation Fee: The Fee GMACM will be paid to cause development of equipment, software, conversion and operational systems to support Bank’s home equity as set forth in Section 3.1 and EXHIBIT A.

Initial Collection Period: This term shall have the meaning assigned to it in Section 2.8.

Issuing Bank: The Bank that will issue credit card as an access device for HELOC’s.

Late Fees: With respect to any Loan, all late fees that the Borrower is obligated to pay under the Borrower Agreement on account of delinquent payments thereunder.

Loan: Any revolving line of credit or closed end loan, secured by a lien on a one-to-four family residential real property, purchased or originated by the Bank and serviced by GMACM pursuant to this Agreement, whether or not in the case of a home equity line of credit, money has been drawn down.

Mortgage: The Mortgage, deed of trust or other security instrument which creates lien on a Mortgaged Property to secure the repayment of a Loan.

Mortgage Release: A document evidencing full release of a Mortgage.

Mortgaged Property: The one-to-four family residential real property, including land and the improvements thereon, which is subject to the lien of a Mortgage.

Note: The promissory Note, Loan agreement, credit line agreement or other instrument which evidences the indebtedness of a Borrower under a Loan.

Partial Calendar Month: This term shall have the meaning assigned to it in Section 3.3.

Partial Mortgage Release: A document evidencing release of a Mortgage with respect to a portion of the Mortgaged Property.

Partial Mortgage Release Request: A written request received by GMACM from a Borrower for a Partial Mortgage Release.

Person: Any individual, partnership, corporation, trust, association, joint venture, joint stock company, non-incorporated organization, government or any department or agency thereof, or any other entity.

Program Form: Any form of worksheet, checklist, summary, log, transmittal, request, order, report or other written form and any written document, instrument, statement, notice, request, authorization or communication, including, without limitation, customer billing forms and customer correspondence, utilized in connection with the Servicing Activities and all other aspects of the Loans; provided, however, that the Borrower Agreement shall not constitute a Program Form.

Satisfaction Request: A written request received by GMACM from a Borrower for a Mortgage Release.

Security Protection Expenses: Out-of-pocket expenses incurred in connection with the preservation or protection of a Mortgage Property and not of a type that would generally be considered overhead, including (i) Hazard Insurance Policy premiums, (ii) real estate taxes and property repair, replacement, protection and preservation expenses, (iii) expenses to cure or prevent any default with respect to a Senior Loan, and (iv) similar expenses to preserve or protect the security value of a Mortgage.

Senior Loan: A Mortgage Loan secured by a lien on a Mortgage Property superior to the lien of a Mortgage.

Servicing Activities: Those servicing, administrative and related functions in connection with the Loans as are delegated to GMACM pursuant to this Agreement.

Servicing Change: This term shall have the meaning assigned to it in Section 2.3.

Servicing Change Proposal: This term shall have the meaning assigned to it in Section 2.3.

Servicing Compensation: This term shall have the meaning assigned to it in Section 3.3.

Servicing Compensation Statement: This term shall have the meaning assigned to it in Section 3.3.

Servicing File: With respect to each Loan, the file, diskette or other storage device containing the Closed Loan Report and all other information that GMACM is required to maintain with respect to that Loan pursuant to Section 6.1.

Stated Rate: As of any date, the lesser of (i) the “prime rate” published by The Wall Street Journal for such date, or if such date is a date on which The Wall Street Journal is not published, the “prime rate” published in the most recent edition of The Wall Street Journal, and (ii) the highest rate of interest permitted by applicable law. If The Wall Street Journal ceases to publish a “prime rate”, the “prime rate” referred to in clause (i) shall be the “prime rate” published by The New York Times or such other rate as determined by the Bank.

Stated Termination Date: This term shall have the meaning assigned to it in Section 9.1.

Subordination Request: Any request received by GMACM from a Borrower for subordination of a Mortgage.

Termination Fee: This term shall have the meaning assigned to it in Section 9.3.

Termination Without Cause: This term shall have the meaning assigned to it in Section 9.2.

Vendor: Entity from which the Bank purchases Loans.

Vendor Contracts: A contract between the Bank and each Vendor, as may be amended, supplemented or otherwise modified from time to time.

ARTICLE 2

ADMINISTRATION AND SERVICING

2.1 Responsibility and Authority. The Bank or, as appropriate, its successors or assigns, shall be in all respects the owner of the Loans and the servicing rights with respect thereto, and shall bear all credit risks associated with the Loans. GMACM acknowledges and agrees that all collections GMACM receives on the Loans shall be for the account of the Bank and its successors and assigns.

2.2 General Servicing. (a) Subject to the provisions of Section 6.2, GMACM shall accept from the Bank the Closed Loan Data File. Except as otherwise specified in Section 2.16 with respect to Credit Line Increases, GMACM shall assume servicing responsibilities hereunder with respect to each Loan for which a Closed Loan Data File is delivered to it immediately upon receipt of that Closed Loan Data File from the Bank. In performing the Servicing Activities, GMACM shall be entitled to rely upon information contained in the Closed Loan Data File unless otherwise notified by the Bank.

(b) GMACM shall service the Loans in accordance with all applicable laws and regulations, the terms of this Agreement, and the terms of the Bank Servicing Guides, which is incorporated herein by reference as if set forth herein in its entirety, except as specifically modified by any Servicing Changes. Servicing Activities shall include all operational servicing functions with respect to the Loans and GMACM shall be responsible for assuring that all Servicing Activities are carried out in full compliance with all applicable laws or regulations; provided, however, that to the extent certain Servicing Activities are not governed by law or regulations or by any specific provision of this Agreement (including, without limitation, the Bank Servicing Guide(s)), GMACM shall exercise the same standard of care in performing these activities for the Bank as it exercises in its own operations.

2.3 Servicing Changes. If, following the date of this Agreement, the Bank shall propose to (i) amend, supplement, discontinue or introduce any Program Form; (ii) amend or supplement the Servicing Activities; (iii) amend its Home Equity program such that the servicing requirements are different from those required by the Bank on the Commencement Date; and/or (iv) otherwise alter any aspect of the Servicing Activities (any such amendment, supplement, discontinuation, introduction or other alteration being herein referred to as a “Servicing Change”), the Bank shall give GMACM written notice of each such proposed Servicing Change accompanied, as applicable, by (A) a specimen of each Program Form proposed to be amended, supplemented or introduced, in the form in which it is proposed to be amended, supplemented or introduced; and /or (B) a written description of each proposed amendment, supplement or other alteration to the Servicing Activities, which description shall in each case be sufficiently clear, comprehensive and detailed to provide a reasonable basis for the training of individuals who would be required to follow the procedures described thereby (such written notice, as accompanied by the items described in clauses (A) and (B), is referred to herein as “Servicing Change Proposal”).

Within twenty (20) Banking Days following GMACM’s receipt of a Servicing Change Proposal, GMACM shall either (i) accept such Servicing Change Proposal by delivering to the Bank a written notice of acceptance, in which case the Servicing Change shall become effective on the date specified in the Servicing Change Proposal, or (ii) deliver a written notice of non-acceptance to the Bank stating that (a) the performance of services hereunder by GMACM in accordance with such proposed Servicing Change would result in an increase in the cost to and burden upon GMACM of performing services hereunder; and/or (b) such proposed Servicing Change cannot be practicably implemented. Any such notice shall contain a description of the increased cost or burden or, as appropriate, the reason for such impracticality. In the event GMACM delivers to the Bank any such notice of non-acceptance in response to a Servicing Change Proposal, such proposed Servicing Change shall not become effective unless and until agreed upon in writing by both parties.

2.4 Checks and Clearing Bank. Borrowers may draw upon the revolving line of credit Loans solely through the use of Borrower Checks as permitted by state law which shall be provided to Borrowers by GMACM within seven (7) Banking Days after receipt by GMACM of the Closed Loan Data File.

GMACM shall, prior to the Commencement Date, enter into such arrangements as GMACM deems necessary to perform its obligations to service Loans under this Agreement with one or more Financial Institutions in order to provide draft clearing, lockbox and Credit Card services (such bank(s) being herein referred to as the “Clearing Bank”). At a minimum the arrangements shall provide for: (i) creation of an account in GMACM’s name, at the Clearing Bank for the payment of Borrower Check drafts; (ii) the clearing and payment of Borrower Check drafts by the Clearing Bank on; and (iii) recordkeeping and reporting of activities in connection with the account as are necessary to enable GMACM to carry out its duties hereunder.

The Bank agrees to pay for all Loans all reasonable charges assessed by the Clearing Bank, or other banks on account of standard processing charges for clearing items, lockbox administration fees, and special handling of account overdrafts and NSF checks:

In connection with its performing all clearing functions with respect to Borrower Checks, the Clearing Bank shall rely on information provided by GMACM to determine: (i) whether there is sufficient available credit under the relevant revolving line of credit Loan to cover the amount of the Borrower Check; (ii) whether a freeze has been placed on the relevant Loan; (iii) whether a stop payment order has been issued with respect to the relevant Borrower Check (the “Financial Review”).

2.5 Liability with Respect to Forged or Altered Borrower Checks. As between the Bank and GMACM, the Bank shall be responsible for all losses resulting from forged or altered Borrower Check chargebacks except that GMACM shall be responsible for any such losses resulting from the gross negligence or willful misconduct on the part of GMACM.

2.6 Servicer Records; Bank Access. GMACM shall maintain such records in connection with the Loans as are required to be kept under the Bank’s Servicing Guide(s). During the term of this Agreement, GMACM shall give the Bank authorized representatives reasonable access upon two (2) Banking Days’ notice to all documents, files, books, records, accounts, offices and other facilities of GMACM related to the Loans and the servicing thereof, and permit the Bank to make such inspections thereof as the Bank may reasonably request during normal business hours.

2.7 Borrower Statements. GMACM shall prepare and mail periodic Borrower Statements to Borrowers in accordance with the terms of the Borrower Agreement in a manner consistent with the Bank Servicing Guide(s). Borrower Statements shall indicate that payments due under the Loans should be mailed to the Clearing Bank arranged by GMACM.

2.8 Collection Activities. For a period of ninety (90) consecutive days commencing on the day immediately following the day on which a payment under a Loan becomes due but is not paid (the “Initial Collection Period”), GMACM shall follow the Bank Servicing Guide(s) in attempting to collect such payment. Unless the Bank notifies GMACM in writing to the contrary, GMACM shall also be responsible for performing all collection and other servicing functions with respect to any delinquent Loan after the Initial Collection Period with respect thereto in accordance with the Servicing Procedures.

2.9 Casualty Loss, Condemnation and Insurance. GMACM will rely upon the information provided by the Bank to establish the presence of both hazard and flood insurance policies. GMACM will act only on cancellation notices and loss claims it may receive in accordance with the Bank’s Servicing Guide. GMACM will use permitted remedies allowed in the Mortgage documents in cases of policy cancellation to protect the Bank’s interest. GMACM will not force-order hazard and/or flood insurance. GMACM will not be responsible for insurance renewal processing or insurance renewal premium payment.

2.10 Notices to the Bank of Loan Defaults. GMACM shall notify the Bank by the last day of each calendar month of all Loans which have outstanding payments which, as of the date of such notice, are more than thirty (30) days past due as of the last day of the preceding calendar month. GMACM shall also notify the Bank at that time of any other event in connection with a Loan, of which GMACM gains knowledge, which constitutes a default under such Loan giving the owner of the Loan a right of acceleration of the Loan.

2.11 Security Protection Expenses. GMACM shall notify the Bank promptly, and in any event within five (5) Banking Days, of any situation, of which GMACM gains knowledge, which, in GMACM’s judgment, shall require an advance of Security Protection Expenses. Upon obtaining the Bank’s prior consent, GMACM shall advance any such Security Protection Expenses and the Bank shall reimburse GMACM for such Security Protection Expenses in accordance with the provisions of Section 3.5.

2.12 Communications with Borrowers. GMACM shall be permitted to communicate with Borrowers as necessary in connection with performance of its obligations under this Agreement provided that all such communications shall be made by GMACM in its own name acting in its capacity as servicer of the applicable Loan. GMACM shall not send any statement inserts to Borrowers without having obtained the Bank’s prior approval of each such insert. GMACM agrees upon the request of the Bank to insert with the monthly Borrower Statements any customer satisfaction surveys or any other inserts developed by the Bank for distribution to all of its revolving line of credit Loan customers or any inserts developed by the Bank and supplied to GMACM; provided, however, that the Bank shall be responsible for all costs associated with the development, mailing and production of any such inserts developed by the Bank and shall give GMACM at least sixty (60) days’ advance notice of any such inserts, and any increased costs of mailing due to increased postage or envelope size due to such inserts.

2.13 Freezing of Loan Advances; Stopping of Checks: GMACM shall follow the Bank Servicing Guide(s) with respect to freezing of Loan advances for revolving line of credit Loans and stopping checks and communicate such information of the Clearing Bank.

2.14 Satisfaction Requests. GMACM shall follow the Bank’s Servicing Guide(s) in responding to Satisfaction Requests or pay-off requests.

2.15 Subordination Request; Partial Release Requests. GMACM shall follow the Bank Servicing Guide(s) in responding to Subordination Requests and Partial Mortgage Requests.

2.16 Credit Line Increase Requests. GMACM shall follow the Bank Servicing Guides(s) for processing Credit Line Increase Requests. GMACM shall be entitled to receive the Credit Line Increase Fee as specified in EXHIBIT A (the “Credit Line Increase Fee”), in addition to recovering from the Bank of any third party expenses incurred in processing and recording the documents used for the Credit Line Increase as specified in EXHIBIT A..

2.17 Credit Line Decrease Requests. GMACM shall follow the Bank Servicing Guide(s) for processing Credit Line Decrease requests.

2.18 Borrower Transfers of Mortgaged Properties. In any case in which GMACM gains actual knowledge that a Mortgaged Property or any interest therein has been or is about to be conveyed by a Borrower, GMACM shall notify the Bank promptly, and in any event within five (5) Banking Days, of such conveyance or prospective conveyance.

2.19 GMACM Personnel. GMACM employees performing Servicing Activities shall be employees of GMACM for all purposes hereunder and under applicable law, and GMACM shall be solely responsible for hiring, classification, compensation (including fringe benefits), supervision, safety, training, transfer, promotion and discharge of such employees. In addition, GMACM shall pay all workers’ compensation premiums, and shall make all payroll withholdings and deductions required by applicable law in respect of such employees, and shall be solely responsible for any and all fines or penalties imposed by reason of any failure to make such payroll withholdings or deductions, or to make any payment in respect thereof.

ARTICLE 3

IMPLEMENTATION, SERVICING CHANGE COMPENSATION AND

REIMBURSEMENT OF EXPENSES

3.1 Implementation Fee. In consideration of GMACM’s provision of the services necessary to develop equipment, software and operational systems to support Bank’s home equity loan program, Bank will pay GMACM an Implementation/Conversion Fee as provided in Exhibit A hereto.

3.2 Implementation Date. The “Implementation Date” shall be the date on which GMACM has completed the development and implementation of equipment, software and operational systems to support Bank’s home equity program and has delivered written confirmation of the fact to Bank.

3.3 Servicing Compensation. As compensation for the services to be performed hereunder in any full calendar month during the term of this Agreement or, if the term of this Agreement begins on other than the first day of the calendar month or ends on other than the last day of a calendar month, for that portion of such first or last calendar month of the term of this Agreement during which this Agreement is in force and effect (a “Partial Calendar Month”), GMACM shall earn an amount (together with the fees described in the immediately succeeding sentence, the “Servicing Compensation”) the total Base Fees for any Loan(s) in existence on the last day of the calendar month. In addition, GMACM shall receive all additional fees specified in EXHIBIT A to extent applicable. All fees due GMACM shall be set forth on the Servicing Compensation Statement. In no event shall the Servicing Compensation for any month be less than fifteen thousand dollars ($15,000.00).

3.4 Payment of Servicing Change Compensation. GMACM shall forward to the Bank, on or before the second (2nd) business day of each calendar month, the Servicing Compensation Statement setting forth the Servicing Compensation earned for the immediately preceding calendar month in accordance with Section 3.3 and broken down by fee types and in the formats specified on EXHIBIT A. The Bank shall pay to GMACM the amount of the Servicing Compensation each month through check or wire transfer.

3.5 Expenses. In addition, to the fees set forth on the Servicing Compensation Statement the Bank shall reimburse GMACM for the following expenses (“Expenses”):

(i) any out-of-pocket expense GMACM incurs with the prior approval of the Bank in connection with its servicing and administrative obligations set forth in this Agreement to the extent such expense is not ordinary to the servicing function (but not including salaries. rent and other general operating expenses of GMACM normally classified as overhead);

(ii) expenses the Bank has expressly agreed to pay or be liable for hereunder;

(iii) expenses incurred in connection with the performance by GMACM at the request of the Bank of any activity which is not specifically required to be performed by GMACM under this Agreement and is not reasonably ancillary to any specific requirements of GMACM under this Agreement;

(iv) Out-of-pocket collection Expenses incurred by GMACM and billed by third parties and which include but are not limited to Expenses associated with the following: appraisals (pre- and post-foreclosure and other), title work, attorney fees (foreclosure, bankruptcy and other), legal filing fees, recording fees and taxes, inspection fees (interviews, drive-by, clean out and inspections after the premises securing the Loan have been vacated, professional services such as property surveys, repair inspections, Environmental Protection Agency inspections, etc.) property maintenance (utilities, lawn care, snow removal, securing costs, repairs, winterization, removal of debris, clean-up after the premises securing the Loan have been vacated), condominium expenses (condo fees, association fees, etc.) insurance (premium and deductibles), taxes (property, estate, assessments), photographs, and travel (transportation, meals, lodging, rental cars);

(v) Any out-of-pocket Expenses that GMACM incurs with the Bank’s prior approval in connection with the conversation of servicing; provided, further, that the Bank will use its best efforts to arrange a servicing tape exchange in the event that a Vendor shall transfer Loans in a Bulk Purchase;

(vi) Any out-of-pocket expenses associated with the lien satisfaction or subordination process including recording fees; and

(vii) Any out-of-pocket expenses incurred in the ordering, production and mailing of checkbooks and credit cards to the Bank’s Customers.

3.6 Reimbursement of Expenses. GMACM shall forward to the Bank, on or before the fifteenth (15th) business day of any calendar month, a statement in substantially the form of EXHIBIT B hereto (the “Expense Statement”) showing the aggregate amount of Expenses (including Security Protection Expenses) incurred by GMACM during the immediately preceding calendar month, grouped by type of Expense. Bank shall reimburse GMACM for the Expenses set forth in any Expenses incurred during the immediately preceding month for which GMACM has not yet received a bill shall be submitted in the next month after which GMACM actually receives the invoice or billing statement.

Except as otherwise expressly provided in this Article or the Agreement, each party shall pay its own expenses incurred in connection with the preparation of and performance under this Agreement, including, without limitation, its own legal fees and expenses of preparing and delivering the notices, documents, reports, accountings and any other information required of it hereunder.

ARTICLE 4

FUNDING OF LOANS; REMITTANCES

4.1 Loan Funding. GMACM shall advance money to fund draws on the Loans and the Bank shall reimburse GMACM for such advances in accordance with the procedures described in Section 4.3.

4.2 Accounting. On or before 12:00 p.m. Eastern time on each Banking Day, GMACM shall deliver a report (the “Bank Funding Report”) to the Bank showing on an aggregate basis all draws on Loans funded and all Loan payments received on the immediately preceding Banking Day.

4.3 Remittances and Reimbursement of Borrower Advances. With respect to advances and principal and interest repayments on each involving line of credit Loan, GMACM shall on a daily basis determine all amounts representing principal and interest payments received on account of the Loans on the preceding Banking Day as well as the aggregate amount of advances made by GMACM and posted to the revolving line of credit Loans on that Banking Day. To the extent that the aggregate principal and interest payments exceed the aggregate advances, GMACM shall remit such difference to the Bank by wire transfer of immediately available funds by 1:00 p.m. Eastern time on the Banking Day immediately following the day such payments and advances were received and made. To the extent that the aggregate amount of advances exceeds the aggregate amount of principal and interest payments, (i) GMACM shall notify the Bank of such difference in the Bank Funding Report and (ii) the Bank shall remit to GMACM such difference by 1:00 p.m. Eastern time every Banking Day in accordance with standard intercompany transfer procedures.

ARTICLE 5

REPORTS

Section 5.1 Reports to the Bank. GMACM shall provide the Bank with such management reports and electronic data in connection with administration of the Loans as are detailed in EXHIBIT C. The frequency and timing of delivery of these reports will also be as described in EXHIBIT C.

ARTICLE 6

SERVICING DOCUMENTS AND FILES

6.1 Maintenance of Servicing Files. GMACM shall maintain a Servicing File as to each Loan on film or hard copy containing the Closed Loan File and all correspondence, records and other documents received or generated by or on behalf of GMACM with respect to that Loan. If the Closed Loan Data Files are electronically transmitted to GMACM, hard copy files will be created only for Loans having other items such as correspondence and reports.

6.3 Submission of Closed Loan Data File and Other Loan Documents. the Bank, shall provide the Closed Loan Data File for each Loan to GMACM promptly upon purchase or origination of the Loan by the Bank, and in no event later than five (5) days before the first periodic statement is due under the Borrower Agreement. Information contained in the Closed Loan Data File shall be utilized by GMACM in the performance of the Servicing Activities and GMACM shall be entitled to rely on information contained in the Closed Loan Data File in performing its duties hereunder. The Bank shall notify GMACM within two (2) Banking Days, in writing, of any changes in the in the information contained in the Closed Loan Data File, including, without limitation, any change in a Borrower’s Borrowing Limit. The Bank agrees to provide or instruct its custodian to provide GMACM, within two (2) Banking Days after GMACM’s request, copies of the Note, the Mortgage or any other documents the Bank has with respect to a Loan that GMACM deems reasonably necessary in connection with its performance of the servicing of that Loan.

ARTICLE 7

GENERAL MATTERS

7.1 Liability for Origination or Servicing by Others. Anything herein to the contrary notwithstanding GMACM shall not be liable for any acts or omissions that take place in connection with the purchase or origination of any Loan or the servicing of any Loan at any time other than the period during which it is serviced by GMACM hereunder.

7.2 Agreement to Provide Information. GMACM will use its best efforts to cooperate fully with the Bank and to accommodate any reasonable request made by the Bank in connection with any sale, securitization or other disposition of any of the Bank’s right, title or interest in any of the Loans. Without limiting the generality of the foregoing, GMACM will use its best efforts to provide complete and accurate information with respect to GMACM as a business enterprise and any particular aspects of its servicing or other operations to the extent that any such information may be reasonably requested by the Bank in connection with such sale, securitization or other disposition of any Loans. Any such information may be included as disclosures in any security offering documents. In addition, GMACM will use its best efforts to cooperate fully to the extent reasonably necessary to accommodate any diligence of third parties in connection with any transaction involving the sale, securitization, pledge or other disposition of any of the Bank’s right, title or interest in or to any of the Loans, including, without limitation, any security underwriter, bond insurer, purchaser of Loans, pledgee of Loans, or rating agency. Bank shall reimburse GMACM for any out-of-pocket expenses incurred by GMACM in connection with providing any such information or otherwise cooperating with any such third party diligence.

7.3 Indemnification: Third Party Claims. (a) Subject to Section 7.1, GMACM agrees to indemnify and hold harmless the Bank, any Affiliate of the Bank other than GMACM, and their respective successors, assigns, officers, directors, agents and employees from and against any and all claims, liabilities, damages, losses, penalties, fines forfeitures, legal fees and costs, judgments, and any other costs, fees and expenses that the Bank or any such indemnified Person may sustain as a result of the occurrence of an Event of Default by GMACM. Provided, however, that if the Bank or any such indemnified Person is entitled to retain an indemnification payment from any other Person with respect to any such loss, damage, or expense, the Bank or such indemnified Person, as the case may be, shall not be entitled to claim the same amount under this Section 7.3; provided, further, that neither the Bank nor any other indemnified Person shall have any obligation to pursue any such payment from any Person. GMACM’s obligations under this Section 7.3 are contingent upon its receipt of timely notice of any such third party claim, an opportunity to defend such claim with counsel of its choice and full cooperation of the Bank and any such indemnified Person in the defense of such claim.

(b) The Bank agrees to indemnify and hold harmless GMACM and its Affiliates other than the Bank, and their respective successors, assigns, officers, directors, agents and employees, from and against any and all claims, liabilities, damages, losses, penalties, fines, forfeitures, legal fees and costs, judgments, and any other costs, fees and expenses that GMACM or any such indemnified Person may sustain as a result of the occurrence of an Event of Default by the Bank, provided, however, that if GMACM or any such indemnified Person actually receives and is entitled to retain an indemnification payment from any other Person with respect to any such loss, damage or expense, GMACM or such indemnified Person, as the case may be, shall not be entitled to claim the same amount under this Section 7.3; provided, further, that neither GMACM nor any other indemnified Person shall have any obligation to pursue any such payment from any Person. The obligations of the Bank under this Section 7.3 are contingent upon the Bank’s receipt of timely notice of any such third party claim, an opportunity to defend such claim with counsel of its choice and the full cooperation of GMACM and any such indemnified Person in the defense of such claim.

The provisions of this Section 7.3 shall survive any termination of this Agreement.

7.4 Assignment of Servicing Obligations. GMACM shall have the right to assign all or any part of its rights, responsibilities, duties or obligations under this Agreement to any successor to GMACM with the prior written consent of the Bank, which consent shall not be unreasonably withheld or delayed. Upon any assignee’s assumption of such of GMACM’s rights, responsibilities, duties or liabilities as were assigned in accordance with this Section 7.4, GMACM shall be released from any liability therefor arising from the actions or inaction of such assignee from and after the effective date of such assumption.

7.5 Assignment by the Bank. Bank shall have the right at any time and from time to time to assign all or any part of its rights, responsibilities, duties, or obligations under this Agreement to any successor to the Bank or to any other party providing GMACM with sixty (60) days prior notice of such assignment.

7.6 Payments. Except as otherwise provided by Section 4.3, the Bank and GMACM shall each make each payment due hereunder in immediately available funds prior 11:00 a.m. Eastern Time, on the date due, unless the scheduled due date shall not be a Banking Day, in which case the Bank or, as appropriate, GMACM, shall make such payment on the next succeeding Banking Day. Any amount owed by the Bank or GMACM (including, without limitation, any amount owed under Article 3 and Section 4.3) and not paid when due shall bear interest at the Stated Rate from the date such payment was due to an including the date of payment. Such interest shall be payable on demand or if no demand is made then on the date of payment of the amount on which such interest accrued.

7.7 Non-Exclusive Right to Service Loans. The parties understand and agree that the Bank has the right, but not the obligation, to have GMACM service pursuant to this Agreement any particular Loan it owns and that the Bank retains the right to service, or employ any other Person to service, any such Loan, or to sell such servicing rights to any Person, all in the exercise of its sole discretion. Nothing in this Section 7.7 shall be deemed to affect in any way the provisions of Article 9 of this Agreement pertaining to the termination by the Bank of GMACM’s subservicing of any Loan being subserviced by it hereunder.

7.8 Representations and Warranties of GMACM. GMACM represents and warrants to, and covenants with, the Bank that as of each date during the term of this Agreement:

(i) GMACM is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, and is qualified to transact business in, and is in good standing under, the laws of each state where the performance of the Servicing Activities may from time to time require that it be qualified and in good standing;

(ii) GMACM has the corporate power and authority and legal right to enter into and perform its obligations under this Agreement;

(iii) the execution, delivery and performance of this Agreement have been duly authorized by corporate resolution and all necessary corporate actions on the part of GMACM and such authorizations are maintained with copies of this Agreement in GMACM’s permanent corporate records;

(iv) this Agreement has been duly executed and delivered by, and constitutes the legal, valid and binding obligation of GMACM, enforceable against GMACM in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally;

(v) the execution, delivery and performance of this Agreement by GMACM, its compliance with the terms hereof and consummation of the transactions contemplated hereby will not violate, conflict with, result in a breach of, constitute a default under, be prohibited by or require any additional approval under its charter, by-laws or any material agreement or other instrument to which GMACM is a party or by which it or any material portion of its property is bound, or any federal, state or local statute, regulation or ordinance applicable to GMACM, or any order of any federal or state court or regulatory agency applicable to GMACM; and

vi) no Event of Default by GMACM under and as defined in this Agreement has occurred and is continuing and no event or condition that with the passage of time, the giving of notice or both will become an Event of Default by GMACM exists or has occurred and is continuing; and

(vii) the terms of this Agreement are no less favorable to the Bank than those that would be offered by GMACM to, or would apply to, a third party that is not affiliated with GMACM.

7.9 Representations and Warranties of the Bank. The Bank represents and warrants to, and covenants with, GMACM that:

(i) the Bank is a federal savings bank duly organized, validly existing and in good standing under the laws of the United States of America;

(ii) the Bank has all requisite power and authority and legal right to enter into and perform its obligations under this Agreement.

(iii) the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of the Bank;

(iv) this Agreement has been duly executed and delivered by, and constitutes the legal, valid and binding obligation of the Bank, enforceable against the Bank in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally;

(v) the execution, delivery and performance of this Agreement by the Bank, its compliance with the terms hereof and consummation of the transactions contemplated hereby will not violate, conflict with, result in a breach of, constitute a default under, be prohibited by or require any additional approval under is charter, by-laws or any material agreement or other instrument to which the Bank is a party or by which it or any material portion of its property is bound, or any federal, state or local statute, regulation or ordinance applicable to the Bank, or any order of any federal or state court or regulatory agency applicable to the Bank;

(vi) no Event of Default by the Bank under and as defined in this Agreement has occurred and is continuing and no event or condition that with the passage of time, the giving of notice or both will become an Event of Default by the Bank exists or has occurred and is continuing;

(vii) the Bank has received all federal, state and local governmental and regulatory licenses and other authorizations that are required in order for it to originate and/or acquire the Loans from Vendors pursuant to the Vendor Contracts; and

(viii) all Loans to be serviced pursuant to this Agreement were originated in compliance with all applicable state and federal laws and regulations except to the extent that the failure to so comply would not have a material effect on the servicing of any such Loans.

Sections 7.8 and 7.9 shall survive any termination of this Agreement.

ARTICLE 8

DEFAULT; REMEDIES

8.1 Default by GMACM. The occasion of any one or more of the following circumstances shall constitute an Event of Default by GMACM:

(i) the failure of GMACM to make any payment required to be made under the terms of this Agreement within two (2) Banking Days following the Bank’s delivery of written notice of such failure;

(ii) the material failure of GMACM to perform any of its obligations under this Agreement within sixty (60) days following its receipt of a written notice from the Bank specifying the nature of such failure;

(iii) any material representation or warranty made by GMACM herein shall prove to be incorrect in any respect;

(iv) there shall be a decree or order of a court or agency or supervisory authority having jurisdiction or supervisory authority over GMACM for the appointment of a conservator or receiver or liquidator for GMACM; or there shall be initiated any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings involving GMACM or there shall be initiated proceedings for the winding up or liquidation of the affairs of GMACM;

(v) GMACM shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceeding of or relating to GMACM or relating to all or substantially all of the property belonging to GMACM; or

(vi) the admission by GMACM in writing of its inability to pay its debts generally as they become due, the filing of a petition to take advantage of any applicable insolvency or reorganization statue, the making of any assignment for the benefit of its creditors or the voluntary suspension of payment of its obligations.

In case one or more of such Events of Default shall occur and be continuing, the Bank may at its option (i) by written notice to GMACM, terminate this Agreement, in which event, on the thirtieth (30th) day following delivery of such notice, or immediately without notice or other action of any kind in the case of any Event of Default of the type described in clauses (iv), (v) and (vi) above, this Agreement shall terminate, (ii) enforce this Agreement in accordance with its terms, and/or (iii) pursue such other rights and remedies as may be provided by law. It is understood and agreed that (a) the remedies set forth in this Section 8.1 shall be cumulative and not alternative, and shall be in addition to any and all other rights and remedies provided by law, and (b) the provisions of this Section shall not be construed to discharge GMACM from any liability it may otherwise possess under this Agreement.

8.2 Limitation of Liability. Anything to the contrary not-withstanding, GMACM’S maximum liability under this Agreement shall in no event exceed the Servicing Compensation paid by the Bank to GMACM within the twelve month period prior to a demand for payment made by the Bank to GMACM, resulting from GMACM’s liability under this Agreement.

8.3 Default by the Bank. The occasion of any one or more of the following circumstances shall constitute an Event of Default by the Bank:

(i) the failure of the Bank to make any payment required to be made under the terms of this Agreement within two (2) Banking Days following GMACM’s delivery of written notice of such failure;

(ii) any representation or warranty made by the Bank herein shall prove to be incorrect in any respect;

(iii) the material failure of the Bank to perform any of its other obligations under this Agreement within sixty (60) days following written notice from GMACM specifying the nature of such failure;

(iv) proceedings in bankruptcy, or for reorganization of the Bank, or for the readjustment of any debts, under the Bankruptcy Code, as amended, or any part thereof, or under any state or federal receivership or other insolvency laws for the relief of debtors, now or hereafter existing, shall be commenced against or by the Bank, and with respect to any such proceedings commenced against the Bank, such proceedings shall not be dismissed or discharged within sixty (60) days of their commencement;

(v) the Bank shall consent to the appointment of a conservator or receiver or liquidate in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Bank or relating to all or substantially all the property belonging to the Bank; or

(vi) the Bank shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations.

In case one or more of such Events of Default shall occur and be continuing, GMACM may at its option (i) by written notice to the Bank, terminate this Agreement, in which event, on the thirtieth (30th) day following delivery of such notice, or immediately without notice or other action of any kind in the case of any Event of Default of the type described in clauses (iv), (v) and (vi) above, this Agreement shall terminate, (ii) enforce this Agreement in accordance with its terms, and/or (iii) pursue such other rights and remedies as may be provided by law. It is understood and agreed that (a) remedies set forth in this Section 8.3 shall be cumulative and not alternative, and shall be in addition to any and all other rights and remedies provided by law, and (b) the provisions of this Section 8.3 shall not be construed to discharge the Bank from any liability it may otherwise possess under this Agreement.

Anything to the contrary notwithstanding, GMACM’s total liability under this Agreement shall in no event exceed the maximum of 1 years service fee from the implementation date of this Agreement.

ARTICLE 9

TERM AND VOLUNTARY TERMINATION

9.1 Term. The term of this Agreement shall start on the Commencement Date and continue until the earlier of: (i) August 21, 2004 or (ii) the date, if any, that this Agreement is terminated under the provision of Section 8.1, 8.3, 9.2 or 11.13. The earlier of such dates is herein referred to as the “Stated Termination Date.” Neither party shall have any obligation to extend this Agreement beyond the Stated Termination Date, but if this Agreement has not been terminated earlier, each party agrees to give the other party at least one hundred and twenty (120) days’ advance written notice of its intent not to extend the term of this Agreement. If not terminated, this Agreement shall automatically be extended for an additional one (1) year period on the same terms as are then in effect, and shall thereafter continue to be automatically so extended for one (1) year terms until one party gives the other party notice at least one hundred and twenty (120) days prior to any such automatic renewal date of its election not to so extend this Agreement.

9.2 Voluntary Termination. After the Commencement Date and upon one hundred and twenty (120) calendar days’ notice to GMACM, the Bank may terminate without cause GMACM’s right and obligation to subservice any Loan pursuant to this Agreement as of the date specified in that notice (any such termination being herein referred to as an “Early Termination”). If the Office of Thrift Supervision requires the Bank to terminate its obligations under this Agreement, then this Agreement shall terminate as of the effective date of such termination. In addition, the Bank may terminate this Agreement with respect to all Loans then being subserviced by GMACM without cause at any time upon one hundred twenty (120) calendar days’ prior written notice to GMACM (any such termination date being herein referred to as a “Termination Without Cause”).

9.3 Termination Fees. Upon any Early Termination which becomes effective prior to the Stated Termination Date, the Bank shall pay to GMACM a Termination Fee equal to the greater of (a) the average of the two months service fee (prior to the termination notification) multiplied by the number of months remaining in the initial or renewal term or (b) the sum of Fifty Thousand Dollars ($50,000).

9.4 Transfer of Files. Upon termination of this Agreement GMACM’s receipt of all amounts due GMACM hereunder, GMACM shall forward all documents and other information stored in any format in GMACM’s possession (or in any of its subcontractor’s, agent’s or assignee’s possession) pertaining to any Loan to such location as is specified by the Bank. As to any Loan with respect to which any payment is thirty (30) or more days delinquent, all such documents and other information shall be transmitted to the Bank within five (5) days and as to any other Loan, all data concerning the current status of that Loan shall be transmitted as directed by the Bank within ten (10) days and any actual physical files (if any) with respect to such Loans shall be transmitted as directed by the Bank within thirty (30) days. All out-of-pocket Expenses incurred by GMACM in connection with any such transfer shall in all events be borne by the Bank.

9.5 Transfer of Servicing. In the event that GMACM shall cease to service any Loans previously serviced by it pursuant to this Agreement, GMACM agrees that it will take all such action as the Bank at the expense of the Bank shall designate in order to facilitate the transfer of the servicing with respect to that Loan, including, without limitation, transferring the Servicing Files in accordance with the Bank’s instructions.

In the event that the Bank enters into an agreement with a third party to transfer the servicing rights with respect to a package of Loans either in bulk or in periodic installments, the Bank shall take all such action as GMACM shall reasonably request in order to assist with the transfer and minimize the amount of costs and expenses incurred by GMACM in connection with that transfer.

ARTICLE 10

REVIEW OF THIS AGREEMENT

10.1 The parties agree that prior to December 31, 2001 they will review the terms of this Agreement and in good faith make any changes or modifications that are necessary or desirable.

10.2 If, at any time during the term of this Agreement, GMACM or the Bank, (as applicable the “Asserting Party”) believes that the compensation terms provided in this Agreement are less favorable to the Asserting Party than it could obtain from an independent third party or parties, the Asserting Party may give written notice thereof (a “Compensation Notice”) to the other party, and GMACM and the Bank shall promptly enter into good faith negotiations for the purpose of establishing a mutually agreeable adjustment to the compensation to be paid by the Bank to GMACM for the Services provided by GMACM hereunder and for the Bank’s use of the Facilities. Any such Compensation Notice by the Asserting Party shall be accompanied by information which supports its belief that the then-current compensation terms are less favorable to it than could be obtained from a third party or parties. In the event that GMACM and the Bank are unable to mutually agree upon the adjustment, if any, which should be made to the compensation provided for in this Agreement on or prior to the date (the “Adjustment Cut-Off Date”) which is ninety (90) days after the Asserting Party gives the Compensation Notice, then the Asserting Party may thereafter terminate this Agreement, without penalty, by giving written notice thereof to the other party within ten (10) days after the Adjustment Cut-Off Date, which termination shall become effective sixty (60) days after the Adjustment Cut-Off Date.

ARTICLE 11

MISCELLANEOUS PROVISIONS

11.1 Relationship of Parties. The parties hereto do not intend to create hereby a partnership or joint venture between them, and nothing herein contained shall be construed to create such a partnership or joint venture. The services rendered by GMACM hereunder are rendered by GMACM as an independent contractor and shall be so construed for all purposes.

11.2 Assignment. Except as otherwise expressly provided in this Agreement, this Agreement shall not be assignable by either party without the prior written consent of the other parties.

11.3 Entire Agreement. The terms and provisions of this Agreement (including the Bank Servicing Guide(s) incorporated herein by reference) supersede all prior negotiations and oral and/or written agreements or understandings between the Bank and GMACM with respect to the transactions contemplated hereby (including, without limitation, the Prior Agreement). The Exhibits to this Agreement (including, without limitation, the Bank Servicing Guide(s)) are incorporated into and made a part of this Agreement as if fully set forth herein.

11.4 Counterparts; Effectiveness. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed shall be an original, but all such counterparts shall together constitute but one and the same fully executed instrument. This Agreement shall be of no force or effect unless and until it has been executed and delivered by both the Bank and GMACM.

11.5 Headings. The headings of the various Articles and Sections of this Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

11.6 Successors and Assigns. This Agreement, including all covenants, representations and warranties, shall be binding upon and inure to the benefit of GMACM, the Bank and their respective successors and permitted assigns.

11.7 Notices. Unless otherwise required or permitted hereby, all demands, notices and communications required or permitted hereunder shall be in writing, shall be addressed as described below and shall be Personally delivered or sent by facsimile followed by telephone confirmation of receipt, U.S. mail or overnight courier. Any such demand, notice or communication shall be deemed to be given for purposes of this Agreement on the day that such writing is Personally delivered or transmitted by facsimile, on the first Banking Day following its delivery to any such courier, or on the fifth day following the date of deposit in the United States mail. Unless otherwise specified in a notice delivered or sent in accordance with the provisions of this Section 11.7, demands, notices and communications shall be given to or made upon the parties hereto at their respective addresses indicated below:

If to the Bank:	GMAC Bank 3710 Kennett Pike Wilmington, DE 19807 Attn: Chief Financial Officer

With a copy to:	GMAC Bank 100 Witmer Road Horsham, PA 19044 Attn: General Counsel Facsimile No.: 215-682-1467

If to GMACM:	GMAC Mortgage Corporation 100 Witmer Road Horsham, PA 19044 Attention: Chief Operating Officer Facsimile No: 215-682-1460

With a copy to:	GMAC Mortgage Corporation 100 Witmer Road Horsham Pa 19044 Attention: General Counsel Facsimile No: 215-682-1467

11.8 Governing Law. This Agreement shall in all respects be governed by, and construed in accordance with the laws of the State of Delaware(disregarding any conflicts of law rule which might result in the application of the laws of any other jurisdiction), and all matters pertaining to the construction, validity and performance of this Agreement shall be determined in accordance with such laws.

11.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereto or affecting the validity or enforceability of such provisions in any other jurisdiction.

11.10 Amendment. Neither this Agreement nor any term hereof may be altered, amended, supplements, waived or modified in any matter except by written instrument signed by the partied hereto.

11.11 Certain Matters of Construction; Incorporation of Exhibits. When used in this Agreement, “herein”, and other words of similar import refer to this Agreement as a whole, and not to any particular Article or Section. References in this Agreement to Articles, Sections and Exhibits are to Articles, Sections and Exhibits in this Agreement unless otherwise indicated.

All of the Exhibits attached to this Agreement [and the Credit Card Addendum] are incorporated herein by reference and made a part of this Agreement.

11.12 Confidentiality; Non-Solicitation. GMACM agrees to keep all information pertaining to the Loans, including, without limitation, the identity of the Borrowers, confidential. GMACM further agrees not to solicit Borrowers directly for refinancing any of the Loans and not to use, or permit any other Person to use, the Borrower list for any purpose other than as expressly contemplated by this Agreement, including, without limitation, attempting to sell Borrowers any financial services or other products or services. The parties understand and agree that the prohibition against refinancing solicitations set forth above shall not be deemed to prohibit general advertising that is directed exclusively at Borrowers whose Loans are being serviced subject to this Agreement. The provisions of this Section 11.12 shall survive any termination of this Agreement.

11.13 Force Majeure. If circumstances beyond the control of a party shall temporarily make it impossible for it perform its duties under this Agreement, then the principles of force majeure will apply and the rights and obligations of that party will be temporarily suspended during the force majeure period to the extent that such performance is reasonably affected thereby. If a party anticipates a delay or failure pursuant to this Section 11.13, that party, by written notice, shall inform the other party of the anticipated effect of such delay as soon as possible, and, in any event, shall give written notice within ten (10) days. The written notice shall include the steps that the party is taking to alleviate the problem.

If an excusable delay or failure to perform by a party exceeds thirty (30) days, the other party shall have the right to terminate this Agreement without liability.

11.14 Accounting and Financial Reporting. GMACM limits its reporting responsibility to accounting information as detailed in this Agreement. GMACM will adhere to generally accepted accounting principles unless specifically directed otherwise by the Bank. GMACM shall not be held responsible or liable for any litigation, adverse financial impact, or changes in tax effects (or tax laws and regulations) arising from differences in accounting procedures as requested by the Bank.

11.15 Attorneys’ Fees. If any action of law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees from the other party. Such fees may be set by the court in the trial of such action or may be enforced in a separate action brought for that purpose. Such fees shall be in addition to any other relief that may be awarded.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the day and year first above written.

GMAC MORTGAGE CORPORATION

By:
Name:	Barry Bier
Title:	Chief Operating Officer

GMAC BANK

By:
Name:	Jeff Johnson
Title:	President

LIST OF EXHIBITS

EXHIBIT A	Monthly Servicing Fee Schedule
EXHIBIT B	Form of Expense Statement
EXHIBIT C	Summary of Management Reports
EXHIBIT D	GMAC Bank Servicing Guide

EXHIBIT A

Monthly Servicing Fee Schedule

The Greater of $15,000 per month Minimum Service Fee or the aggregate of the following Base Fees as applicable:

Product	Base Fee
Home Equity Loans/Lines	$8.25 per loan

Additional Fees per Loan	Fee Rate
Default and Collections (charged on all loans in a defaulted status) 30+ days delinquent	$30.00
Cost Evaluation	$75.00
Bankruptcy Processing	$200.00
Foreclosure Processing	$225.00
Loss Mitigation Processing	$300.00
Subordination Processing	$180.00
Credit Line Increases	$100.00
Lien Transfer	$1,000.00

Pass Through / Conversion Fees
Satisfaction Processing, Recording and/or Custodial fees	Pass Through

Default management fees include but are not limited to fees for property inspections, attorney work for foreclosure processing, breach letters, appraisals, credit reports, property preservation and other third party fees related to default management.

Pass Through
Implementation/Conversion Fees per portfolio not to exceed.	$50,000.00
Travel, Lodging, Meal and Other Expenses related to Implementation/Conversion.	Pass Through
REO maintenance and service.	Pass Through

Ancillary Income
None

Exhibit A

Monthly Servicing Fee Schedule - First Mortgage Product

***CONFIDENTIAL***

Bank Price List

Service Retention % of Late Chg/Ancillary/Float(P&I and Escrow)	100%	100%
Fixed Rate Loans	0.25%	0.44%
ARM Loans	0.375%	0.50%

REO Processing/Marketing (and execution of REO agreement)	$300/mo/asset	$300/mo/asset	Minimum - $2000.00

Additional Pricing Considerations:

Government servicing: Servicer bears all normal losses (2 mos interest, re-conveyance cost & non-reimbursable foreclosure costs).

All loan mitigation activities are reimbursed per FNMA guidelines.

Prices include standard investor reporting & default report package

Prices do not include any ‘non-standard’ reporting

Non-Standard reports will be priced upon request (generally priced at $125.00/hr to create)

EXHIBIT B

Reimbursement of Expenses (Sample)

January

2001

Expense Reimbusement Due from GMAC Bank

Date	Vendor #	Additional Description	Notes	Amount	Journal
1/22/01	0001043831 81400160464452001	1N000006934	Wrong Amount Pd.by A/P	200.00	0112213342458PACTA1
11/30/00

1/5/01	0000973564	6907668	id	1.91	011519071245PACTA1
1/5/01	0000973564	7901225	id	2.07	011519113881PACTA1
1/5/01	0000973564	6901611	id	9.24	011519080843PACTA1
1/5/01	0000973564	6908694	id	16.54	011519110768PACTA1
1/5/01	0000973564	6908694	id	24.11	011519120716PACTA1
1/8/01	0000594623	8502	id	46.50	011814174313PACTA1
1/5/01	0000981333	B864248	id	100.00	00121819053627PACTA1
	81200156737362001
1/25/01	0000981333	B821944 81200155948582001		150.00	0112508232065PACTA1
1/25/01	0000981333	B871227		150.00	0112508455802PACTA1
1/25/01	0000981333	B870269 81200149075072001		150.00	0112508541014PACTA3
1/31/01					31,991.70

			Total Due:	32,192.65
			GL	32,192.65	Balance as of
			Balance:		2/6
Submitted by:		Date:
Approved by:		Date:

DEFAULT
Aging:	1-30 Days		31-60 Days		61-90 Days
All Items	# 2	$ 32,191.70	# 0	$ —	# 1	$ 0.95
		Over 90 Days		Total
		# 0	$—	# 3	$ 32,192.65

EXHIBIT C

Sample Summary of Management Reports

Managed Portfolio Information

•	Portfolio volumes
•	New Loans Added
•	Utilization by Branch
•	Credit Card Concertrations
•	Credit Card Activity
•	Portfolio by State
•	Payments Processed by Day
•	Payoffs by Month
•	Satisfactions Outstanding
•	Subordinations Summary
•	Line Changes
•	Phone Statistics
•	Escalated Issues

Bank Reconciliation

•	BCA Reconciliation
•	Remittance Schedule

Default Information

•	Delinquency by Month – All Branches
•	Delinquency by Month Branch Detail
•	Delinquency by Credit Score
•	Vintage Delinquency Report
•	Portfolio by Recovery Code
•	Over Line Summary